UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                          ----------------------------

                                   FORM 8-K/A

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
                                 MARCH 16, 1998

                          BLACK WARRIOR WIRELINE CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

          0-18754                                          11-2904094
   (COMMISSION FILE NUMBER)                    (IRS EMPLOYER IDENTIFICATION NO.)

          3748 HIGHWAY 45 NORTH                              39701
          COLUMBUS, MISSISSIPPI                           (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (601) 329-1047
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

THIS CURRENT REPORT ON FORM 8-K/A IS FILED PURSUANT TO RULE 103 OF REGULATION S-T TO CORRECT AN ERROR WHICH RESULTED FROM AN ELECTRONIC TRANSMISSION IN THE REPORT OF INDEPENDENT ACCOUNTANTS ON THE COMBINED FINANCIAL STATEMENTS OF PHOENIX DRILLING SERVICES, INC. (DOMESTIC OPERATIONS ONLY) AS OF DECEMBER 31, 1996 AND 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM JUNE 15, 1995 TO DECEMBER 31, 1995.

ITEM 7.  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION

     (A) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. The following financial statements of the business acquired are filed as exhibits hereto:

     CONSOLIDATED FINANCIAL STATEMENTS OF PHOENIX DRILLING SERVICES, INC. (DOMESTIC OPERATIONS ONLY) AS OF DECEMBER 31, 1997 AND FOR THE YEAR ENDED DECEMBER 31, 1997

     Report of Independent Accountants

     Consolidated Balance Sheet as of December 31, 1997

     Consolidated Statement of Operations for the year ended December 31, 1997

     Consolidated Statement of Changes in Shareholders' Equity for the year ended December 31, 1997

     Consolidated Statement of Cash Flows for the year ended December 31, 1997

     Notes to Consolidated Financial Statements

     COMBINED FINANCIAL STATEMENTS OF PHOENIX DRILLING SERVICES, INC. (DOMESTIC OPERATIONS ONLY) AS OF DECEMBER 31, 1996 AND 1995 AND FOR THE YEAR ENDED DECEMBER 31, 1996 AND THE PERIOD FROM JUNE 15, 1995 TO DECEMBER 31, 1995

     Reports of Independent Accountants

     Combined Balance Sheets as of December 31, 1996 and 1995

     Combined Statements of Operations for the year ended December 31, 1996 and the period from June 15, 1995 to December 31, 1995

     Combined Statements of Changes in Division Equity for the year ended December 31, 1996 and the period from June 15, 1995 to December 31, 1995

     Combined Statements of Cash Flows for the year ended December 31, 1996 and the period from June 15, 1995 to December 31, 1995

     Notes to Combined Financial Statements

     (B) PRO FORMA FINANCIAL INFORMATION. The following pro forma financial statements of the registrant are filed as an exhibit hereto:

     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS OF BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES FOR THE YEAR ENDED DECEMBER 31, 1997

     Unaudited   Pro   Forma   Condensed   Consolidated   Financial   Statements
     Introduction

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 1997

     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the period ended March 31, 1998

     Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS, CONTINUED

     (C) EXHIBITS.

     NONE

                                   SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                   BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARY

Date:  June 4, 1998   By:   /s/ William Jenkins
       ------------       ------------------------------------------------------
                          William Jenkins, President and Chief Operating Officer

                          INDEX TO FINANCIAL STATEMENTS
                          -----------------------------

                             DESCRIPTION
                             -----------                                                                 SEQUENTIAL
                                                                                                          PAGE NO.
                                                                                                         ----------
Report of Independent Accountants .................................................................      F-1

Consolidated Financial Statements of Phoenix Drilling Services, Inc. (domestic operations
only) as of December 31, 1997 and for the year ended December 31, 1997 ............................      F-2 - F-12

Report of Independent Accountants .................................................................      F-13 - F-14

Combined Financial Statements of Phoenix Drilling Services, Inc. (domestic operations only)
as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and the period
from June 15, 1995 to December 31, 1995 ...........................................................      F-15 - F-27

Unaudited Pro Forma Condensed Consolidated Statements of Operations of Black Warrior
Wireline Corp. and Subsidiaries for the three months ended March 31, 1998 and the year ended
December 31, 1997 .................................................................................      F-28 - F-32


                         PHOENIX DRILLING SERVICES, INC.
                           (DOMESTIC OPERATIONS ONLY)
                          (A WHOLLY OWNED SUBSIDIARY OF
                        PHOENIX ENERGY SERVICES, L.L.C.)

                        CONSOLIDATED FINANCIAL STATEMENTS

                      FOR THE YEAR ENDED DECEMBER 31, 1997

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder of Phoenix Drilling Services, Inc.

We have audited the accompanying consolidated balance sheet of Phoenix Drilling Services, Inc. (domestic operations only) (the Company), a wholly owned subsidiary of Phoenix Energy Services, L.L.C., as of December 31, 1997, and the related consolidated statements of operations, shareholder's deficit, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As discussed in Note 1, the Company sold substantially all of its assets on March 16, 1998.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Phoenix Drilling Services, Inc. (domestic operations only) at December 31, 1997, and the consolidated results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                                COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
March 16, 1998

PHOENIX DRILLING SERVICES, INC. (DOMESTIC OPERATIONS ONLY)
(a wholly owned subsidiary of Phoenix Energy Services, L.L.C.)
CONSOLIDATED BALANCE SHEET
December 31, 1997
(in thousands, except share amounts)

                                     ASSETS
Current assets:
  Cash and equivalents                                                          $     425
  Trade receivables, net of allowance of $686                                       7,004
  Receivable from sale of equipment                                                 2,134
  Inventories                                                                         390
  Prepaid expenses                                                                    199
                                                                                ---------
        Total current assets                                                       10,152
Property, plant, and equipment, less accumulated depreciation                      18,610
Other                                                                                  17
                                                                                ---------
        Total assets                                                            $  28,779
                                                                                =========
                     LIABILITIES AND SHAREHOLDER'S DEFICIT

Current liabilities:
  Accounts payable                                                              $   1,359
  Payable to affiliates, net                                                       20,732
  Accrued liabilities                                                               1,508
  Current portion of long-term debt                                                 1,007
  Other                                                                                 5
                                                                                ---------
        Total current liabilities                                                  24,611
Long-term debt                                                                     14,042
                                                                                ---------
        Total liabilities                                                          38,653
                                                                                ---------
Commitments and contingencies (Note 6)

Shareholder's deficit:
  Preferred stock, $1 par value, 500 shares authorized
  Common stock, $.01   par value, 1,500 shares authorized, 100 shares
   issued and outstanding at December 31, 1997
  Additional paid-in capital                                                       24,517
  Accumulated deficit                                                             (34,391)
                                                                                ---------
                                                                                   (9,874)
                                                                                ---------
        Total liabilities and shareholder's deficit                             $  28,779
                                                                                =========


The accompanying notes are an integral part of these consolidated financial statements

PHOENIX DRILLING SERVICES,  INC. (DOMESTIC OPERATIONS ONLY)
(a wholly owned subsidiary of Phoenix Energy Services,  L.L.C.)
CONSOLIDATED  STATEMENT OF OPERATIONS
for the year ended December 31, 1997
(in thousands)

Net sales                                                                       $  34,128
Cost of sales                                                                      15,783
                                                                                ---------
        Gross profit                                                               18,345
Selling, general, and administrative expenses                                      19,933
Loss from impairment of intangibles and fixed assets (Note 1)                      22,263
                                                                                ---------
        Loss from operations                                                      (23,851)
Interest expense, net                                                               2,638
Other expense, net                                                                  2,329
                                                                                ---------
        Loss before benefit for income taxes                                      (28,818)
Benefit for income taxes                                                            2,331
                                                                                ---------
        Net loss                                                                $ (26,487)
                                                                                =========


The accompanying notes are an integral part of these consolidated financial statements

PHOENIX DRILLING SERVICES, INC. (DOMESTIC OPERATIONS ONLY)
(a wholly owned subsidiary of Phoenix Energy Services, L.L.C.)
CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDER'S DEFICIT for the year ended December 31, 1997
(in thousands)


                                                            ADDITIONAL
                                                              PAID-IN           ACCUMULATED
                                                              CAPITAL             DEFICIT          TOTAL
                                                            ----------          -----------     -----------
Balance, December 31, 1996                                  $  24,517            $ (7,904)       $  16,613

Net loss                                                                          (26,487)         (26,487)
                                                            ---------            --------        ---------
Balance, December 31, 1997                                  $  24,517            $(34,391)       $  (9,874)
                                                            =========            ========        =========



The accompanying notes are an integral part of these consolidated financial statements

PHOENIX DRILLING SERVICES, INC. (DOMESTIC OPERATIONS ONLY)
(a wholly owned subsidiary of Phoenix Energy Services, L.L.C.)
CONSOLIDATED STATEMENT OF CASH FLOWS
for the year ended December 31, 1997
(in thousands)

Cash flows from operating activities:
  Net loss                                                                                       $  (26,487)
  Adjustments to reconcile net loss to net cash provided by operating activities:
    Depreciation and amortization                                                                     4,438
    Provision for doubtful accounts                                                                     437
    Survey equipment reserve                                                                            500
    Loss on sale of equipment                                                                           155
    Loss on impairment of fixed assets                                                               22,263
    Changes in operating assets and liabilities:
      Accounts receivable                                                                             1,069
      Inventories                                                                                       476
      Prepaid expenses and other current assets                                                      (2,884)
      Accounts payable and accrued expenses                                                          (4,005)
      Payable to affiliates                                                                           9,003
      Other current liabilities                                                                        (256)
      Deferred income tax                                                                            (1,818)
                                                                                                 ----------
          Net cash provided by operating activities                                                   2,891
                                                                                                 ----------
Cash flows from investing activities:
  Additions to property, plant, and equipment                                                        (7,911)
  Dispositions of property, plant, and equipment                                                      4,103
                                                                                                 ----------
          Net cash used in investing activities                                                      (3,808)
                                                                                                 ----------
Cash flows from financing activities:
  Repayment of borrowings                                                                           (16,340)
  Borrowings                                                                                        (17,650)
                                                                                                 ----------
          Net cash provided by financing activities                                                   1,310
                                                                                                 ----------

Net increase in cash and equivalents                                                                    393
Cash and equivalents:
  Beginning of year                                                                                      32
                                                                                                 ----------
  End of year                                                                                    $      425
                                                                                                 ==========
Supplemental cash flow information:
         Income taxes paid                                                                       $        0
                                                                                                 ==========
         Interest paid                                                                           $    2,858
                                                                                                 ==========



The accompanying notes are an integral part of these consolidated financial statements

PHOENIX DRILLING SERVICES, INC. (DOMESTIC OPERATIONS ONLY)
(a wholly owned subsidiary of Phoenix Energy Services, L.L.C.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands)



1.   DESCRIPTION OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     Phoenix Drilling Services, Inc. (domestic operations only) (PDSI or the Company), a Delaware corporation, was formed effective October 23, 1995 as a subsidiary of Phoenix Energy Services, L.L.C. (the Parent). On January 1, 1996, the stock of PDSI was distributed from the Parent to Phoenix Drilling Services Holdings, a wholly owned subsidiary of the Parent.

     PDSI and its wholly owned domestic subsidiaries provide directional drilling services throughout the domestic oil and gas markets with an emphasis on horizontal drilling and well surveying.

     During 1997, the Parent made the strategic decision to sell all of the assets of the Company. Certain foreign operations were sold during 1997 and the domestic operations were sold on March 16, 1998 to Black Warrior Wireline Corp. (Black Warrior). These consolidated financial statements have been prepared to reflect the domestic operation's consolidated financial position, results of operations, and cash flows. Consequently, financial information related to the Company's foreign operations, as well as the Company's investment in foreign operations have not been reflected herein.

     CASH AND EQUIVALENTS - For purposes of the consolidated statement of cash flows, investments with original maturities of three months or less when purchased are included in cash and equivalents.

     INVENTORIES  - Inventories  are stated at lower of cost or market.  Cost is
     determined  using  weighted   averages  which   approximate  the  first-in,
     first-out (FIFO) method.

     PROPERTY, PLANT, AND EQUIPMENT - Property, plant, and equipment is carried at cost. Drilling motor components and guidance equipment are depreciated over estimated useful lives of 10 years. The machinery and equipment are depreciated over 5 years. Spare parts are charged to expense on a unit of production method related to usage. Improvements and betterments which extend the useful lives of the assets are capitalized, while repair and maintenance costs are charged to operations as incurred. Upon disposal of the assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the consolidated statement of operations.

(in thousands)


     LONG-LIVED ASSETS - In accordance with Statement of Financial Accounting Standards (SFAS) No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, the Company recognizes impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the asset's carrying amount. During 1997 management determined that goodwill, patents, and fixed assets were impaired based on the comparison of the respective carrying values to the estimated undiscounted cash flows expected to be generated. Fair value of the assets was then determined based on an asset purchase agreement signed on March 16, 1998 between the Company and Black Warrior. Net goodwill of $14,043 and net patents of $1,912 were written-down to zero while the carrying value of property, plant, and equipment was written-down by $6,308, resulting in a total charge to income from operations of $22,263. In addition, amortization expense prior to the write-down for the year ended December 31, 1997 was $751 related to goodwill and patents.

     PRINCIPLES OF CONSOLIDATION - The accompanying consolidated financial statements of the Company includes the domestic operations of PDSI and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated.

     INCOME TAXES - The Company accounts for income taxes based on an asset and liability method. Deferred tax assets or liabilities are recorded based upon temporary differences between tax basis of assets and liabilities and their carrying values for financial reporting purposes.

     CONCENTRATION OF CREDIT RISK - Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables from customers engaged in oil and gas exploration and production. The Company performs periodic credit evaluations of the customers' financial condition and generally does not require collateral. The Company maintains reserves for potential losses.

     USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     FAIR VALUE OF FINANCIAL INSTRUMENTS - The Company's financial statements consist primarily of cash and equivalents, receivables, payables and debt instruments. The carrying value of these financial instruments approximate their fair values.

     REVENUE RECOGNITION - Revenues are recognized at the time of service performance.

(in thousands)


2.   PROPERTY, PLANT, AND EQUIPMENT

     Property, plant, and equipment consists of the following at December 31, 1997:

         Machinery and equipment                                     $   7,366
         Guidance equipment                                              4,657
         Drilling motors                                                 5,348
         Land                                                              349
         Building, building improvements, and furniture                    639
         Spare parts                                                     5,493
                                                                     ---------
                                                                        23,852

         Less accumulated depreciation                                  (5,242)
                                                                     ---------
                                                                     $  18,610
                                                                     =========

     Depreciation charged against earnings in 1997 was $3,706.

3.   LONG-TERM DEBT

     Indebtedness consists of the following at December 31, 1997:

         Credit agreement:
           Revolving credit facility                                 $   1,999
           Term Loan A                                                   8,700
           Term Loan B                                                   4,350
                                                                     ---------
                                                                        15,049
         Less current portion of long-term debt                         (1,007)
                                                                     ---------
         Long-term debt                                              $  14,042
                                                                     =========

     CREDIT AGREEMENT - The credit agreement provides for revolving credit facilities totaling $20,000 through April 30, 2003 and replaced the Company's previous credit agreement. Borrowing availability is determined based on a percentage of eligible accounts receivable and inventory. The interest rate on the revolving credit facility is prime plus 0.25% or LIBOR plus 1.75% (8.75% and 7.375% at December 31, 1997). A commitment fee of 0.375% is charged on the unused portion.

     The credit agreement also provides for Term Loan A, payable quarterly beginning June 30, 1998 through April 30, 2003, and Term Loan B, payable beginning June 30, 1998 through April 30, 2003. Interest rates on the term loans are at prime plus 0.25% and 0.75%, respectively, or at LIBOR plus 1.75% and 2.25%, respectively. The term loans require prepayments from certain asset disposal proceeds and from up to 50% of excess cash flow (as defined).

(in thousands)


     The credit agreement is collateralized by all of the assets of the Company and all of the assets of Phoenix Energy Products, Inc. (PEPI, a wholly owned subsidiary of Phoenix Energy Product Holdings, who in turn is a wholly owned subsidiary of the Parent). In addition, Phoenix Energy Products Holdings and Phoenix Drilling Services Holdings have guaranteed all of the indebtedness and pledged the stock of PEPI and the Company, respectively. In connection with the credit agreement, PEPI also borrowed a total of $38,261 on terms and conditions essentially the same as those described above. The Company has guaranteed the indebtedness of PEPI in connection with the credit agreement. Subsequent to December 31, 1997, the Company sold substantially all of its assets and was released from the aforementioned guarantee.

     Financial covenants contained in the credit agreement that are relevant to the Company were waived by the creditor for the year ended December 31, 1997.

     SUBORDINATED NOTES - PEPI entered into $10,000 of subordinated notes with the primary shareholder of the Company which mature December 31, 2001. The Company, as guarantor on the notes, is both jointly and severally liable for the total debt outstanding under this agreement. Interest on the subordinated notes accrues at 10%. Subsequent to December 31, 1997, the Company sold substantially all of its assets and retired its obligations under the previously mentioned credit agreement. In conjunction with this transaction, the Company was released from its obligations under the subordinated notes.

     Scheduled maturities of long-term debt outstanding at December 31, 1997, are as follows:

         Years ending December 31:
                  1998                                    $       1,007
                  1999                                            1,584
                  2000                                            1,908
                  2001                                            2,232
                  2002                                            2,554
                  Thereafter                                      5,764
                                                          -------------
                                                          $      15,049
                                                          =============

(in thousands)


4.   INCOME TAXES

     The Company's income tax benefit consists of the following for the year ended December 31, 1997:

         Current:
           Federal                                                $         0
           State                                                            0
                                                                  -----------
             Total current                                                  0
                                                                  -----------
         Deferred:
           Federal                                                 (2,025,762)
           State                                                     (305,379)
                                                                  -----------
             Total deferred                                        (2,331,141)
                                                                  -----------

             Total income tax benefit                             $(2,331,141)
                                                                  ===========

     An analysis of the Company's effective income tax rate follows for the year ended December 31, 1997:

     Benefit for federal income tax at statutory  rate            $ (10,950,840)
     State income tax benefit, net of federal income tax effect        (864,540)
     Goodwill                                                         2,480,036
     Increase in valuation allowance                                  6,533,803
     Other permanent differences                                        470,400
                                                                  -------------
             Benefit for income taxes                             $  (2,331,141)
                                                                  =============

     The tax effects of the principal temporary differences between financial reporting and income tax reporting are as follows for December 31, 1997:

         Deferred tax assets:
           Accounts receivable                                    $     260,680
           Goodwill and other intangibles                             2,986,983
           Net operating loss carryforwards                           5,536,504
                                                                  --------------
                                                                      8,784,167
           Less valuation allowance                                  (6,533,802)
                                                                  -------------
             Net deferred tax assets                                  2,250,365
                                                                  -------------

         Deferred tax liabilities:
           Book/tax depreciation differences                          2,250,365
                                                                  -------------

             Net deferred tax asset                               $           0
                                                                  =============

(in thousands)


     At December 31, 1997, the Company has net operating loss carryforwards of $12,847,740, principally expiring in 2017.

     During the year, the Company recorded a full valuation allowance against its net deferred tax asset as management has determined that it is more likely than not that this amount will not be realized in the future.

5.   RELATED PARTY TRANSACTIONS

     Affiliated companies provide administration, supervision, and other functions as well as provide facilities utilized in the conduct of certain operational and administrative activities. The amount allocated to the Company totaled $957 for the year ended December 31, 1997.

     The Company has related party transactions that resulted in a net payable to affiliates of $20,732 at December 31, 1997.

6.   COMMITMENTS AND CONTINGENCIES

     The Company leases office space, transportation equipment, and other property under noncancelable operating leases with third parties. Future minimum lease commitments under noncancelable operating leases at December 31, 1997 are as follows:

         1998                                               $        167
         1999                                                        136
         2000                                                         84
                                                            ------------
                                                            $        387
                                                            ============

     Rental expense under operating leases charged to earnings totaled $227 in 1997.

     The Company is involved in various legal proceedings in the ordinary course of business. In management's opinion, none of these proceedings will have a material adverse effect on the Company's consolidated financial position, results of operations, or cash flows.

     The  Company's  business  is  affected  both  directly  and  indirectly  by governmental laws and regulations relating to the oil field service industry in general, as well as by environmental and safety regulations that specifically apply to the Company's business. Although the Company has not incurred material costs in connection with its compliance with such laws, future developments, such as stricter environmental laws or regulations, could result in additional costs or liabilities for the Company.

(in thousands)


     Stock options were granted in 1996 to the president of PDSI to acquire .7614 shares of common stock at $245,000 per share. These options were subsequently canceled in November 1997. No portion of the options had been exercised and no compensation expense had been recorded because, in the opinion of management, the exercise price of the options at the date of grant approximated the fair value of the underlying security.

7.   SUBSEQUENT EVENT

     On March 16, 1998, the Company completed the sale of substantially all of its operating assets to Black Warrior. Under the terms of the agreement, the Company received approximately $19 million in proceeds.

8.   RECENTLY ISSUED ACCOUNTING STANDARDS

     The Financial Accounting Standards Board (the Board) has issued SFAS No. 130, Reporting Comprehensive Income, that establishes standards for reporting and display of comprehensive income and its components (revenues, expenses, gains, and losses) in the financial statements. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. This statement does not require a specific format for the presentation of comprehensive income but requires an amount representing total comprehensive income for the period. This statement is effective for fiscal years beginning after December 15, 1997 with reclassification of earlier periods required. Other than the additional presentation requirements of this statement, the Company does not anticipate a material impact on the consolidated financial position, results of operations, or cash flows.

                       REPORT TO INDEPENDENT ACCOUNTANTS



March 10, 1998

To the Board of Directors and Shareholder of Phoenix Drilling Services, Inc.

We have audited the accompanying combined balance sheet of the domestic operations of Phoenix Drilling Services, Inc. and its subsidiary (the Company), a wholly-owned subsidiary of Phoenix Energy Services, L.L.C., at December 31, 1996 and 1995, and the related combined statements of operations, changes in division equity and cash flows of their domestic operations for the year ended December 31, 1996 and for the period from June 15, 1995 (inception) through December 31, 1995. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits.

We have not audited the combined financial statements of the domestic operations of the Company for any period subsequent to December 31, 1996.

We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As explained in Note 1, the combined financial statements of the Company have been carved out and represent the historical assets and liabilities and results of operations of the domestic directional drilling and survey businesses of the Company (domestic operations), after elimination of intercompany accounts. The assets and liabilities and results of operations of the foreign directional drilling and survey businesses (foreign operations) have not been included. As part of the carve-out, all intercompany accounts related to the foreign operations, as well as the investments in foreign operations, recorded in the domestic operations' books have been eliminated. These eliminations reduced the division equity of the Company by $8,218,000 and $4,644,000 at December 31, 1996 and 1995, respectively.

In our opinion, the accompanying combined financial statements audited by us present fairly, in all material respects, the financial position of the domestic operations of Phoenix Drilling Services, Inc. and its subsidiary at December 31, 1996 and 1995, and the results of their

March 10, 1998
To the Board of Directors and Shareholder
Page 2


domestic operations and their cash flows of their domestic operations for the year ended December 31, 1996 and for the period from June 15, 1995 (inception) through December 31, 1995 pursuant to the basis of presentation described in
Note 1, in conformity with generally accepted accounting principles.

As described in Note 10 to the financial statements, in January 1998, the Company signed a definitive agreement to sell the domestic business to Black Warrior Wireline Company for $19,000,000. In connection with this transaction, the Company recorded an impairment write-down in 1997 amounting to approximately $22,260,000 to reflect the proceeds from the liquidation value for the assets sold.

As described in Note 6 to the financial statements, the Company has extensive transactions and relationships with Phoenix Energy Services, L.L.C., the parent company, and Phoenix Energy Products, Inc., a wholly-owned subsidiary of Phoenix Energy Services, L.L.C.

                                                            PRICE WATERHOUSE LLP

Houston, Texas

March 10, 1998

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
COMBINED BALANCE SHEET (NOTE 1)
DECEMBER 31, 1996 AND 1995
--------------------------------------------------------------------------------
(in thousands, except share amounts)

                                                                   1996           1995
                              ASSETS
Current assets:
  Cash and equivalents                                        $     32        $    183
  Trade receivables, net of allowance of $206 and $63            7,636           2,860
  Inventories                                                    2,252             332
  Deferred income taxes                                            139             352
  Restricted cash                                                                   56
  Other current assets                                             718             291
                                                              --------        --------
     Total current assets                                       10,777           4,074
Property, plant and equipment, net                              24,437           9,297
Patents, net                                                     2,203           2,494
Goodwill, net                                                   13,215           2,743
Other                                                              278             233
                                                              --------        --------

     Total assets                                             $ 50,910        $ 18,841
                                                              ========        ========
                         LIABILITIES AND DIVISION EQUITY

Current liabilities:
  Accounts payable                                            $  4,721        $  1,758
  Payable to affiliates, net                                    11,729             913
  Accrued liabilities                                            2,151           1,803
  Income taxes payable                                                              35
  Current portion of long-term debt                                263             707
                                                               -------        --------
     Total current liabilities                                  18,864           5,216
Long-term debt                                                  13,476           2,090
Deferred income taxes                                            1,957             914
                                                               -------        --------
     Total liabilities                                          34,297           8,220
                                                               -------        --------
Division equity:
  Preferred stock, $1 par value, 500 shares authorized
  Common stock, $.01 par value, 1,500 shares authorized,
   100 shares issued and outstanding
  Additional paid-in capital                                    24,517          14,637
  Retained earnings                                             (7,904)         (4,016)
                                                               -------        --------
     Total division equity                                      16,613          10,621
                                                               -------        --------
Commitment and contingencies (Note 9)
                                                               -------        --------

     Total liabilities and division equity                    $ 50,910        $ 18,841
                                                              ========        ========

   The accompanying notes are an integral part of these financial statements.

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
COMBINED STATEMENT OF OPERATIONS (NOTE 1)
--------------------------------------------------------------------------------
(in thousands)                                                      Period from
                                                                   June 15, 1995
                                                                    (inception)
                                                  Year ended          through
                                                 December 31,      December 31,
                                                    1996               1995
                                                -------------     -------------

Net sales                                       $ 32,245            $ 4,051
Cost of sales                                     14,072              1,738
                                                --------            -------
                                                  18,173              2,313
Operations expense                                17,166              1,638
                                                --------            -------
Income from operations                             1,007                675
Interest expense                                  (1,366)               (17)
Other income, net                                    113                382
                                                --------            -------
(Loss) income before income taxes                   (246)             1,040
Provision for income taxes                            68                412
                                                --------            -------
Net (loss) income                               $   (314)           $   628
                                                ========            =======




The accompanying notes are an integral part of these financial statements.

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
COMBINED STATEMENT OF CHANGES IN DIVISION EQUITY (NOTE 1)
--------------------------------------------------------------------------------

(in thousands)                                         Additional
                                   Number of            paid-in       Retained
                                    shares     Amount   capital       earnings       Total
                                  ----------  -------- ----------     ---------      -----
Issuance of common stock,
  October 23, 1995                   100       $ -
Capital contributions                                  $ 14,637                      $ 14,637
Effects of carve-out (Note 1)                                         $  (4,644)       (4,644)
Net income                                                                  628           628
                                   ---------  -------- ---------      ----------     --------

Balance, December 31, 1995            100         -      14,637           (4,016)      10,621

Capital contributions                                     9,880                         9,880
Effects of carve-out (Note 1)                                             (3,574)      (3,574)
Net loss                                                                    (314)        (314)
                                   ---------  -------- ---------      ----------     --------

Balance, December 31, 1996             100     $  -    $ 24,517       $   (7,904)    $ 16,613
                                   ---------  -------- ---------      ----------     --------



   The accompanying notes are an integral part of these financial statements.

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
COMBINED STATEMENT OF CASH FLOWS (NOTE 1)
--------------------------------------------------------------------------------

(in thousands)                                                                            Period from
                                                                                         June 15, 1995
                                                                                          (inception)
                                                                    Year ended             through
                                                                   December 31,           December 31,
                                                                      1996                    1995
                                                                   ------------          --------------
Cash flows from operating activities:-
 Net (loss) income                                                  $      (314)         $      628
                                                                    -----------          -----------
 Adjustments to reconcile net income to net cash provided
  by operating activities:
  Depreciation and amortization                                           3,232                 398
  Provision for doubtful accounts                                            49                  63
  Deferred income taxes                                                      59                 175
  Gain on sale of equipment                                                 (34)               (159)
  Changes in operating assets and liabilities, net of
   effects from business acquisitions:
   Accounts receivable                                                   (1,315)             (1,621)
   Inventories                                                             (220)
   Prepaid expenses and other current assets                                871                (400)
   Accounts payable and accrued expenses                                   (987)             (1,147)
   Other, net                                                                56                 (56)
                                                                    -----------          -----------
     Total adjustments                                                    1,711              (2,747)
                                                                    -----------          -----------
     Net cash provided (used) by operating activities                     1,397              (2,119)
                                                                    -----------          -----------
Cash flows from investing activities:
 Business acquisitions, net of cash acquired                            (18,786)             (8,706)
 Additions to property, plant and equipment                             (11,228)               (457)
 Dispositions of property, plant and equipment                              320                 580
 Repayment of note receivable                                                                    23
 Effects of carve out                                                    (3,574)             (4,644)
                                                                    -----------          -----------
     Net cash used by investing activities                              (33,268)            (13,204)
                                                                    -----------          -----------
Cash flows from financing activities:
 Repayment of borrowings                                                   (334)                (44)
 Other borrowings                                                        11,276
 Capital contributions                                                    9,880              14,637
 Payable to affiliates                                                   10,898                 913
                                                                     -----------         -----------
    Net cash provided by financing activities                            31,720              15,506
                                                                    -----------          -----------
Net (decrease) increase in cash and equivalents                            (151)                183
Cash and equivalents:
 Beginning of year                                                          183
                                                                    -----------          -----------

End of year                                                         $        32          $      183
                                                                    ===========          ===========

Supplemental cash flow information:
  Income taxes paid                                                 $       247          $      202
  Interest paid                                                             980

The accompanying notes are an integral part of these financial statements.

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

1. DESCRIPTION OF BUSINESS, BASIS OF PREPARATION AND CARVE-OUT OF CERTAIN OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

     Phoenix Drilling Services, Inc. (PDSI or the Company), a Delaware corporation, was effectively formed October 23, 1995 as a subsidiary of Phoenix Energy Services, Inc. On January 1, 1996, the stock of Phoenix Drilling Services, Inc. was distributed to Phoenix Energy Services L.L.C. (the Parent).

     Effective June 15, 1995, Phoenix Energy Services, Inc. acquired 100% of the outstanding common shares of SlimDril International, Inc., a Texas corporation, for consideration of $4,637 in cash and the assumption of certain liabilities. On December 28, 1995, the shares of SlimDril International, Inc. were merged with and into PDSI and PDSI established a division, SlimDril International (SlimDril), under which the assets are being operated. The change in ownership of PDSI and its combination with SlimDril have been accounted for as a reorganization of companies under common control. These financial statements have been retroactively restated to reflect the reorganization of companies under common control, with the historical basis of assets and liabilities being carried forward.

     On November 29, 1995, PDSI acquired the assets of BecField Drilling Services for consideration of $12,200 in cash and the assumption of certain liabilities. In conjunction with the transaction, PDSI established a division, BecField Drilling Services (BecField), under which the assets are being operated. SlimDril and BecField provide full drilling services and equipment rental to the horizontal drilling market and manufacture specialized downhole drilling equipment. BecField Drilling Services GmbH (BecField Germany) is a German subsidiary of BecField.

     On February 28, 1996, the Company acquired 100% of the outstanding common shares of Multi-Shot, Inc. (Multi-Shot), a Louisiana corporation, for $6,650 cash. Multi-Shot manufactures, services and rents gyroscopes used in directional drilling. On March 18, 1996, Multi-Shot was merged with and into PDSI.

     On April 15, 1996, the Company acquired 100% of the outstanding common shares of Granstaff Directional Drilling Company, Inc., a Louisiana corporation, and Granstaff Specialties, Inc., a Wyoming corporation (collectively, Granstaff), for $5,500 cash. Granstaff provides directional drilling services. On April 22, 1996, Granstaff was merged with and into PDSI.

     On April 15, 1996, the Company acquired substantially all of the assets of RLS Inc., a U.K. company, as well as related assets from the controlling shareholder of RLS Inc. for $1,650.

     On May 30, 1996, the Company acquired 100% of the outstanding common shares of Horizon Directional Systems, Inc., a Texas corporation, and Horizon Steering Systems, Inc., a Texas corporation (collectively Horizon), for $5,176 cash. Horizon provides directional and medium-radius horizontal drilling services and guidance services required for directional drilling. On December 3, 1996, Horizon was merged with and into PDSI.

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     On November 13, 1996, the Company acquired 100% of the outstanding ordinary shares of Russell Sub-Surface Systems Ltd. (Russell), an England and Wales corporation, for $3,500 cash. Russell is engaged in the business of designing and manufacturing electronic sensors and instrumentation for downhole drilling and survey applications.

     These acquisitions were accounted for under the purchase method of accounting, with the consideration being allocated to the acquired assets and liabilities based upon their relative fair values. The accompanying financial statements include results from these acquisitions from the date which they were acquired.

     BASIS OF PREPARATION AND CARVE-OUT OF CERTAIN OPERATIONS
     The financial statements of the Company have been carved out and represent the historical assets and liabilities and results of operations of the domestic directional drilling and survey businesses of PDSI (domestic operations) and include the accounts of Phoenix Drilling Services, Inc. and the domestic operations of its wholly-owned subsidiary, BecField Drilling Services GmbH, after elimination of intercompany accounts. The assets and liabilities and results of operations of the foreign directional drilling and survey businesses (foreign operations) have not been included herein. The foreign operations include BecField Germany (including its wholly-owned subsidiary BecField Drilling Services Romania S.R.L. and its 39% and 49% interest in BecField Middle East L.L. and BecField Drilling Services, Ltd., respectively), Russell and other minor acquisitions made in 1996 (Note 8). As part of the carve-out, all intercompany accounts related to the foreign operations, as well as the investments in foreign operations recorded in the domestic operations' books have been eliminated. The effects of these eliminations are included as "Effects of carve-out" in retained earnings in the balance sheet and statement of changes in division equity and are summarized below:

                                                                   PERIOD FROM
                                                                   JUNE 15, 1995
                                                                   (INCEPTION)
                                                     YEAR ENDED      THROUGH
                                                    DECEMBER 31,   DECEMBER 31,
                                                       1996           1995

Elimination of:
  Investment in subsidiaries and unconsolidated
   subsidiaries                                     $  (3,815)      $  (3,754)
  Receivables from subsidiaries                           446            (973)
  Other                                                  (205)             83
                                                    ---------       ---------
                                                    $  (3,574)      $  (4,644)
                                                    =========       =========

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     SIGNIFICANT ACCOUNTING POLICIES
     Cash and Equivalents. For purposes of the statement of cash flows, investments with original maturities of three months or less when purchased are included in cash and equivalents.

     Inventories.  Inventories  are stated at lower of cost or  market.  Cost is
     determined  using  weighted   averages  which   approximate  the  first-in,
     first-out (FIFO) method.

     Property, Plant and Equipment. Property, plant and equipment is carried at cost. Drilling motor components and guidance equipment are depreciated over estimated useful lives of ten years. The machinery and equipment are depreciated over five years. The spare parts inventory is charged to expense on a unit-of-production method related to usage. Improvements and betterments which extend the useful lives of the assets are capitalized, while repair and maintenance costs are charged to operations as incurred. Upon disposal of the assets, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the statement of operations.

     Goodwill and Other Intangibles. The excess purchase price over fair value of net tangible assets and patents has been assigned to goodwill. Goodwill is being amortized on a straight-line basis over 20 to 40 years. Patents are being amortized on a straight-line basis over the remaining lives which range from 5 to 14 years. The Company periodically reviews intangibles to ascertain recoverability. Impairment would be recognized in operating results if a permanent impairment were to occur. The intangible amortization charged against earnings in 1996 and 1995 was $793 and $66, respectively.

     Income Taxes. The Company accounts for income taxes based on the liability method. Deferred tax assets or liabilities are recorded based upon temporary differences between tax basis of assets and liabilities and their carrying values for financial reporting purposes.

     Concentration of Credit Risk. Financial instruments which potentially subject the Company to concentration of credit risk consist principally of trade receivables from customers engaged in oil and gas exploration and production. The Company performs periodic credit evaluations of the customers' financial condition and generally does not require collateral. The Company maintains reserves for potential losses.

     Use of Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Fair Value of Financial Instruments. The Company's financial instruments consist primarily of cash and equivalents, receivables, payables and debt instruments. The carrying value of these financial instruments approximates their fair values.

     Reclassifications. Certain reclassifications have been made to 1995 amounts to conform to 1996 presentation.

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

2.   PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consists of the following:

                                                               DECEMBER 31,
                                                             ------------------
                                                              1996         1995

     Machinery and equipment                              $   3,939    $  1,372
     Guidance equipment                                      10,338       3,329
     Drilling motors                                          6,109       2,120
     Spare parts                                              6,816       2,551
                                                          ---------    --------
                                                             27,202       9,372
     Less-accumulated depreciation                           (2,765)        (75)
                                                          ---------    --------

                                                          $  24,437    $  9,297
                                                          =========    ========

     Depreciation charged against earnings in 1996 and 1995 was $2,439 and $255, repectively.

3.   GOODWILL AND OTHER INTANGIBLE ASSETS

     Patents conssts of the following:

                                                             DECEMBER 31,
                                                          ------------------
                                                            1996         1995

     Patents                                           $   2,515    $    2,523
     Less-accumulated amortization                          (312)          (29)
                                                        ---------      --------

     Patents, net                                      $   2,203    $    2,494
                                                        =========     ========

     Goodwill consists of the following:


                                                            DECEMBER 31,
                                                         ------------------
                                                           1996         1995

     Goodwill                                          $  13,605    $  2,780
     Less-acumulated amortization                           (390)        (37)
                                                       ---------      --------
     Goodwill, net                                     $  13,215    $  2,743
                                                       =========     ========
                                      F-22

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

4.   LONG-TERM DEBT

     Indebtedness consists of the following:
                                                            DECEMBER 31,
                                                         ------------------
                                                           1996         1995

     Bank term loan                                    $ 13, 476    $   2,200
     Notes payable                                           263          597
                                                       ---------     --------
                                                          13,739        2,797
     Less-current portion of long-term debt                 (263)        (707)
                                                       ---------     --------
     Long-term debt                                    $  13,476    $   2,090
                                                       =========     ========

     Interest accrues at rates ranging from 6% to 10.75%.

     On February 27, 1996, the Company, along with Phoenix Energy Products, Inc. (PEPI, a wholly-owned subsidiary of Phoenix Energy Services, L.L.C.), amended the term loan (First Term Loan). Concurrent with negotiating the term loan, the Company and PEPI entered into a revolving credit facility (First Revolver). In October 1996, the Company and PEPI renewed, modified and increased the First Term Loan and First Revolver to $40,000 and $15,000, respectively. At December 31, 1996, PEPI had an outstanding balance of $7,600 from the First Revolver. The Company and PEPI are jointly and severally liable for total debt outstanding under this agreement.

     Interest on the term loan accrues at a quarterly adjusted prime rate (8.25% and 8.00% at December 31, 1996 and 1995, respectively) and is due quarterly. Interest on the revolving credit facility accrues at a quarterly adjusted prime rate and is due monthly.

     The term loan and revolving credit facility are collateralized by the assets of the Company and PEPI and are guaranteed by the Company and PEPI. The indebtedness also contains certain restrictive covenants which, among other things, provide limitations on the incurrence of additional indebtedness, the payment of dividends, capital expenditures and the sale of assets, and require the Company and PEPI to maintain certain financial ratios and minimum net worth. As of December 31, 1996, the Company is in violation of certain covenants for which it has obtained waivers from the applicable lenders.

     On September 26, 1996, the Company, along with PEPI, entered into $10,000 of subordinated notes with one of the shareholders of the Company which mature December 31, 2001. The Company and PEPI are both jointly and severally liable for total debt outstanding under this agreement.

     Scheduled maturities for the term loan are $6,000 in 1998 and $34,000 in 1999.

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

5.   INCOME TAXES

     The Company's income tax provision consists of the following:


                                                                  PERIOD FROM
                                                                  JUNE 15, 1995
                                                                  (INCEPTION)
                                                   YEAR ENDED       THROUGH
                                                   DECEMBER 31,    DECEMBER 31,
                                                      1996            1995
                                                   ---------      -----------

     Current:
        Federal                                   $    6            $  237
        State                                          3
                                                  ---------         --------
                                                       9               237
     Deferred-federal                                 59               175
                                                  ---------         --------

          Total provision                         $   68            $  412
                                                  =========         ========
         An analysis of the Company's effective income tax rate follows:



                                                                 PERIOD FROM
                                                                 JUNE 15, 1995
                                                                 (INCEPTION)
                                                  YEAR ENDED       THROUGH
                                                  DECEMBER 31,    DECEMBER 31,
                                                    1996            1995
                                                  -----------    -----------


     Provision for federal income tax at
       statutory rate                              $  (86)          $  364
     State income tax provision, net of
       federal income tax effect                        4               34
     Effect of permanent differences                  150               14
                                                  --------         --------

            Total provision                        $   68           $  412
                                                  ========         ========

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     The tax effects of the principal temporary differences between financial reporting and income tax reporting are as follows:

                                                              DECEMBER 31,
                                                           ------------------
                                                           1996         1995

     Accounts receivable                               $     78      $    23
     Accruals                                                61          329
                                                        --------    --------
     Deferred taxes-current                                 139          352
                                                        --------    --------
     Book/tax depreciation differences                   (1,957)        (723)

     Other                                                              (191)
                                                        --------    --------
     Deferred taxes-long-term                            (1,957         (914)
                                                       --------     --------
                                                       $ (1,818)     $  (562)
                                                       ========     ========


     The Company recorded $1,220 of net deferred tax credits related to differences in book and tax basis applicable to 1996 acquisitions.

6.   RELATED PARTY TRANSACTIONS

     Affiliated companies provide administrative supervision and other functions as well as provide facilities utilized in the conduct of certain operational and administrative activities. These services amounted to $380 in the year ended December 31, 1996. Cash management and certain other administrative functions are provided by PEPI and resulted in a net payable of $11,839 and $726 at December 31, 1996 and 1995, respectively.

7.   SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCIAL ACTIVITIES

     As discussed in Note 1, in 1996, the Company acquired the common stock of Multi-Shot, Granstaff, Horizon and Russell and assets of RLS, Inc. for an aggregate of $22,476. The Company made additional acquisitions in 1996 totaling $300.

     In 1995, the Company acquired the common stock of SlimDril and the assets and certain liabilities of BecField for an aggregate of $16,837 ($14,637 cash and $2,200 debt). In conjunction with the BecField acquisition, $2,400 was placed in escrow. Part of this acquisition and the acquisition of Russell have not been included in these financial statements as a consequence of the carve-out (Note 1).

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     Liabilities were assumed as follows for the acquisitions in 1996 and 1995:

                                                         1996         1995
                                                       -------      ---------

     Fair value of assets acquired                    $  26,465     $  18,936
     Debt incurred in conjunction with acquisition                     (2,200)
     Escrow payable to former owners                       (350)
     Cash paid for acquisitions                         (19,488)      (10,868)
                                                        -------       -------
     Liabilities assumed                              $   6,627     $   5,868
                                                      =========     =========


8.   PRO FORMA (UNAUDITED)

     The following table summarizes certain unaudited pro forma condensed results of operations giving effect to the acquisitions of SlimDril, BecField (domestic operations), Multi-Shot, Granstaff and Horizon as if they had occurred on January 1, 1995.


                                                          YEAR ENDED
                                                          DECEMBER 31,
                                                        ---------------
                                                       1996        1995
                                                     ---------   ---------

     Net sales                                      $  39,398    $  38,159
                                                    =========    =========

     Net income (loss)                              $  (1,546)   $     (92)
                                                    =========    =========


9.   COMMITMENTS AND CONTINGENCIES

     The Company leases office space, transportation equipment and other property under noncancelable operating leases with third parties. Future minimum lease commitments under noncancelable operating leases at December 31, 1996 are as follows:





           1997                                     $     479
           1998                                           399
           1999                                           223
           2000                                           118
           2001                                            26
                                                    ---------
                                                    $   1,245
                                                    =========

DOMESTIC OPERATIONS OF PHOENIX DRILLING SERVICES, INC.
(A WHOLLY-OWNED SUBSIDIARY OF PHOENIX ENERGY SERVICES, L.L.C.)
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 1996 AND 1995
(AMOUNTS IN THOUSANDS OF DOLLARS)
--------------------------------------------------------------------------------

     Rental expense under operating leases charged to earnings totaled $369 and $87 in 1996 and 1995, respectively.

     The Company is involved in various legal proceedings in the ordinary course of business. In management's opinion, none of these proceedings will have a material adverse effect on the Company's financial position.

     The Company's business is affected both directly and indirectly by governmental laws and regulations relating to the oilfield service industry in general, as well as by environmental and safety regulations that specifically apply to the Company's business. Although the Company has not incurred material costs in connection with its compliance with such laws, future developments, such as stricter environmental laws or regulations, could result in additional costs or liabilities for the Company.

10.  SUBSEQUENT EVENTS

     In January 1998, the Company signed a definitive agreement to sell the domestic business to Black Warrior Wireline Company for $19,000. In connection with this transaction, the Company recorded an impairment write-down in 1997 amounting to approximately $22,260 to reflect the proceeds from the liquidation value for the assets sold.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
 FINANCIAL STATEMENTS INTRODUCTION

The accompanying unaudited pro forma condensed consolidated financial statements reflect the consolidated results of operations of Black Warrior Wireline Corp. (the Company) for the year ended December 31, 1997 and the three months ended March 31, 1998 after giving pro forma effect to (i) the purchase of Petro - Log, Inc. (Petro - Log), (ii) the purchase of Diamondback Directional, Inc. (DDI),
(iii) the purchase of Phoenix Drilling Services, Inc. (domestic operations only)
(PDSI), and (iv) incurrence of debt and issuance of common stock in connection with the acquisitions. The purchases of Petro - Log, DDI, and PDSI were all completed prior to March 31, 1998 and therefore are reflected in the Company's March 31, 1998 condensed consolidated balance sheet, previously filed on Form 10-QSB. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company's "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the respective historical financial statements of the Company, Petro - Log, DDI, and PDSI and the related notes thereto. The unaudited pro forma information does not purport to be indicative of actual results that would have been achieved had the acquisitions actually been completed or debt been issued as of the dates indicated on the following pages nor which may be achieved in the future.

BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the year ended December 31, 1997

                                                                                        PHOENIX
                                                                                       DRILLING
                                         BLACK WARRIOR                               SERVICES, INC.
                                         WIRELINE CORP.                DIAMONDBACK     (DOMESTIC                       PRO FORMA
                                            AND            PETRO-LOG   DIRECTIONAL    OPERATIONS        PRO FORMA      CONSOLIDATED
                                        SUBSIDIARIES (A)    INC.(B)      INC.(C)        ONLY)(D)       ADJUSTMENTS     AS ADJUSTED
                                        ----------------   ---------   -----------   --------------    -----------     ------------
Net revenues                            $  17,062,542      $ 612,620   $ 6,597,491   $ 34,128,000                      $ 58,400,653
Operating costs                            14,439,415        493,313     5,172,753     32,777,000                        52,882,481
Depreciation and amortization               1,442,635         27,541        19,852      2,939,000    $    (481,548)(e)    3,947,480
Loss from impairment                                                                   22,263,000      (22,263,000)(f)            0
                                        -------------      ---------   -----------   ------------    -------------     ------------
       Income (loss) from operations        1,180,492         91,766     1,404,886    (23,851,000)      22,744,548        1,570,692
Interest expense and amortization
   of debt discount                          (609,430)          (311)                  (2,638,000)      (2,030,224)(g)   (5,277,965)
Net gain on sale of fixed assets               25,584                                                                        25,584
Other income (expense)                         72,642        675,000         1,018     (2,329,000)                       (1,580,340)
                                        -------------      ---------   -----------   ------------    -------------     ------------
       Income before (expense) benefit
          for income taxes                    669,288        766,455     1,405,904    (28,818,000)      20,714,324       (5,262,029)
(Expense) benefit for income taxes           (222,041)      (271,774)      (63,516)     2,331,000          278,522(h)     2,052,191
                                        -------------      ---------   -----------   ------------    -------------     ------------
      Net income (loss)                 $     447,247      $ 494,681   $ 1,342,388   $(26,487,000)   $  20,992,846     $ (3,209,838)
                                        =============      =========   ===========   ============    =============     ============

Net income (loss) per common share -
 basic                                  $        0.18                                                                  $      (1.06)
                                        =============                                                                  ============

Net income (loss) per common share -
 diluted                                $        0.14                                                                  $      (1.06)
                                        =============                                                                  ============

Weighted average number of common
 shares outstanding - basic (i)             2,533,650                                                                     3,040,309
                                        =============                                                                  ============

Weighted average number of common
 shares outstanding - diluted (i)           3,759,756                                                                     3,040,309
                                        =============                                                                  ============




See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
statements.

BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS for the three months ended March 31, 1998

                                                                               PHOENIX
                                                                               DRILLING
                                                        BLACK WARRIOR          SERVICES, INC.
                                                        WIRELINE CORP.         (DOMESTIC                                 PRO FORMA
                                                             AND               OPERATIONS           PRO FORMA          CONSOLIDATED
                                                        SUBSIDIARIES (J)       ONLY) (K)            ADJUSTMENTS        AS ADJUSTED
                                                        ----------------       ---------            -----------        -----------
Net revenues                                            $  9,666,024          $ 3,980,386                              $ 13,646,410
Operating costs                                            8,106,567            3,488,587                                11,595,154
Depreciation and amortization                                809,690              196,840           $  18,594(l)          1,025,124
                                                        ------------          -----------           ---------          ------------
       Income (loss) from operations                         749,767              294,959             (18,594)            1,026,132
Interest expense and amortization of
   debt discount                                            (434,760)            (100,000)           (335,445)(m)          (870,205)
Net gain on sale of fixed assets                               1,944                                                          1,944
Other income                                                  17,345                                                         17,345
                                                        ------------          -----------            --------          ------------
       Income before (expense) benefit
         for income taxes                                    334,296              194,959            (354,039)              175,216
(Expense) benefit for income taxes                          (183,619)                                 115,285(n)            (68,334)
                                                        ------------          -----------            --------          ------------
       Net income (loss)                                $    150,677          $   194,959            $ (238,754)       $    106,882
                                                        ============          ===========            ==========        ============
Net income per common share - basic                     $       0.05                                                   $       0.03
                                                        ============                                                   ============

Net income per common share - diluted                   $       0.03                                                   $       0.02
                                                        ============                                                   ============

Weighted average number of common
  shares outstanding - basic                               3,211,678                                                      3,211,678
                                                        ============                                                   ============

Weighted average number of common
         shares outstanding - diluted                      5,169,182                                                      5,169,182
                                                        ============                                                   ============





See  notes  to  the  unaudited  pro  forma  condensed   consolidated   financial
statements.

BLACK WARRIOR WIRELINE CORP. AND SUBSIDIARIES
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
 FINANCIAL STATEMENTS

PRO FORMA ADJUSTMENTS FOR THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997 ARE AS FOLLOWS:

     (a) Represents the condensed consolidated results of operations of the Company for the year ended December 31, 1997.

     (b) Represents the condensed results of operations of Petro - Log for the period January 1, 1997 through June 9, 1997, the date Petro - Log was acquired by the Company.

     (c) Represents the condensed results of operations of DDI for the period January 1, 1997 through September 1, 1997, the date DDI was acquired by the Company.

     (d) Represents the condensed results of operations of PDSI for the year ended December 31, 1997. Phoenix was acquired by the Company on March 16, 1998.

     (e) Represents the net decrease in depreciation expense ($775,730) and the increase to amortization $294,182 of the cost over fair value of net assets acquired over 25 years as a result of the purchase price allocation. Depreciation expense was reduced to reflect the effect of the lower carrying value at which PDSI fixed assets were recorded in the Company's financial statements.

     (f) Reflects the elimination of the impairment loss $22,263,000 recognized in 1997 by PDSI.

     (g) Reflects the increase in interest costs resulting from additional debt of $3,000,000 with interest of 10% (for five months) associated with the financing of Petro - Log ($125,000), the increase in interest costs resulting from additional debt of $5,070,549 with weighted average interest of 6.7% (for eight months) associated with the financing of DDI ($272,724), and the additional debt of $19,000,000 with weighted average interest of 8.6% (for twelve months) associated with the financing of PDSI ($1,632,500).

     (h) Reflects applicable income tax benefit of adjustments $278,522.

     (i) Pro forma basic and diluted weighted average number of common shares outstanding reflects an increase of 425,799 shares of common stock issued to the former owners of DDI in connection with its acquisition and 80,860 shares of common stock issued in connection with two immaterial acquisitions not already included in the weighted average shares outstanding.

PRO  FORMA  ADJUSTMENTS  FOR THE  UNAUDITED  PRO  FORMA  CONDENSED  CONSOLIDATED
STATEMENT  OF  OPERATIONS  FOR THE THREE  MONTHS  ENDED  MARCH  31,  1998 ARE AS
FOLLOWS:

     (j) Represents the condensed consolidated results of operations of the Company for the three months ended March 31, 1998.

     (k) Represents the condensed consolidated results of operations of PDSI for the period January 1, 1998 through March 16, 1998, the date PDSI was purchased by the Company.

     (l) Reflects increase to amortization $18,594 of the cost over fair value of net assets acquired over 25 years as a result of the preliminary purchase price allocation.

     (m) Reflects the increase to interest costs resulting from additional debt of $19,000,000 with weighted average interest of 8.6% (for 75 days) associated with the financing of PDSI ($335,445).

     (n) Reflects applicable income tax benefits of adjustments $115,285.